UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	February 23, 2007

SAN DIEGO GAS & ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

CALIFORNIA	1-3779	95-1184800
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8326 CENTURY PARK COURT, SAN DIEGO, CA	92123
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The following changes in the respective Boards of Directors of Pacific Enterprises, Southern California Gas Company and San Diego Gas & Electric Company (collectively the "Sempra Energy Subsidiaries") were effected on February 23, 2007:

          1. Edwin A. Guiles, Executive Vice President -- Corporate Development of Sempra Energy, resigned as a director and non-executive chairman of the board of each of the Sempra Energy Subsidiaries.

          2. Michael R. Niggli, age 57, was elected as a director of each of the Sempra Energy Subsidiaries to fill the board vacancy created by Mr. Guiles' resignation as director. Prior to becoming Chief Operating Officer of each of the Sempra Energy Subsidiaries in October 2006, Mr. Niggli was President of Sempra Generation, which is also a subsidiary of Sempra Energy.

         3. Debra L. Reed, age 50, was elected as chairperson of the board of each of the Sempra Energy Subsidiaries. Ms. Reed is also the Chief Executive Officer and the President and a director of each of the Sempra Energy Subsidiaries.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAN DIEGO GAS & ELECTRIC COMPANY
(Registrant)

Date: February 26, 2007	By: /s/ Dennis V. Arriola
Dennis V. Arriola Sr. Vice President and Chief Financial Officer

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